NOTICE OF GUARANTEED DELIVERY
                                      FOR
       TENDER OF 5 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                                      OF


                          ROTECH MEDICAL CORPORATION
        PURSUANT TO THE CHANGE OF CONTROL NOTICE AND OFFER TO PURCHASE
                            DATED NOVEMBER 5, 1997



THIS NOTICE OF GUARANTEED DELIVERY OR A FORM SUBSTANTIALLY EQUIVALENT HERETO MUST BE USED TO ACCEPT THE OFFER IF TIME WILL NOT PERMIT THE LETTER OF TRANSMITTAL, CERTIFICATES REPRESENTING THE DEBENTURES OR ANY OTHER REQUIRED DOCUMENTS TO REACH THE DEPOSITARY, OR THE PROCEDURES FOR BOOK-ENTRY TRANSFER CANNOT BE COMPLETED, ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). THIS FORM MAY BE DELIVERED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) BY HAND DELIVERY, TELEGRAM, FACSIMILE TRANSMISSION OR MAIL TO THE DEPOSITARY AS SET FORTH BELOW. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHANGE OF CONTROL NOTICE AND OFFER TO PURCHASE DATED NOVEMBER 5, 1997 (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "OFFER TO PURCHASE").

THE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF DEBENTURES FOR PURCHASE BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 1997 (THE "EXPIRATION DATE"). TENDERS OF DEBENTURES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.



                                   THE DEPOSITARY FOR THE OFFER IS:


                                       PNC BANK, KENTUCKY, INC.








                    By Mail:                         By Overnight Courier:                            By Hand:
  Corporate Trust Department, 7th Floor      Corporate Trust Department, 7th Floor      Corporate Trust Department, 7th Floor
           500 W. Jefferson Street                  500 W. Jefferson Street                   500 W. Jefferson Street
         Louisville, Kentucky 40202               Louisville, Kentucky 40202                 Louisville, Kentucky 40202

                                                         By Facsimile:
                                                        (502) 581-2705

                                                 Facsimile Confirmation Only:
                                                        (502) 581-3214

                                          For information, call the Information Agent:
                                                   MacKenzie Partners, Inc.
                                                       156 Fifth Avenue
                                                      New York, NY 10010
                                                        (800) 322-2885
                                                        (212) 929-5500


     DELIVERY  OF  THIS  NOTICE  OF  GUARANTEED   DELIVERY  TO  AN  ADDRESS,  OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:


     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Debentures set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the heading "The Offer -- Procedures for Tendering Debentures -- Guaranteed Delivery."

     The undersigned understands that tenders of Debentures may be withdrawn by written notice of withdrawal received by the Depositary at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. In the event of termination of the Offer, the Debentures tendered pursuant to the Offer will be returned to the tendering Holders promptly (or, in the case of Debentures tendered by book-entry transfer, such Debentures will be credited to the account maintained at DTC from which such Debentures were delivered). If the Company makes a material change in the terms of the Offer or the information concerning the Offer, the Company will disseminate additional Offer materials and extend such Offer, to the extent required by law.

     The undersigned understands that payment by the Depositary for Debentures tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of such Debentures (or Book-Entry Confirmation of the transfer of such Debentures into the Depositary's account at DTC) and a Letter of Transmittal (or facsimile thereof) with respect to such Debentures properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

     Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Offer to Purchase.


------------------------------------------------------------------------------------------------
                                 PLEASE SIGN AND COMPLETE


Signature(s) of Registered Holders or Authorized      Address(es):  ---------------------------
Signatory:
                                                      -----------------------------------------

------------------------------------                  -----------------------------------------

------------------------------------                  Area Code and Telephone No.:
Name(s) of Registered Holder(s):
                                                      ------------------------------------
------------------------------------

------------------------------------                  If Debentures will be delivered by a
                                                      book-entry transfer, check trust company:
------------------------------------                  [ ] The Depository Trust Company
                                                      [ ] Philadelphia Depository Trust Company
------------------------------------

Principal Amount of Debentures Tendered:

------------------------------------                   Depository Account  No.:________________

Certificate No(s). of Debentures (if available)

------------------------------------

------------------------------------

------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Debentures exactly as their name(s) appear(s) on the Debentures or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:



                      Please print name(s) and address(es)



Name(s):
                ----------------------------------------------------------------

                ----------------------------------------------------------------

Capacity:       ----------------------------------------------------------------

                ----------------------------------------------------------------


DO NOT SEND DEBENTURES WITH THIS FORM. DEBENTURES SHOULD BE SENT TO THE DEPOSITARY, TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL.
--------------------------------------------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Debentures into the Depositary's account at DTC pursuant to the procedures for book-entry transfer set forth in the Offer to Purchase under the caption "The Offer -- Procedures for Tendering Debentures -- Book-Entry Delivery Procedures") and all other required documents will be deposited by the undersigned with the Depositary at its address set forth above.

     The Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or Agent's Message and Debentures to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the undersigned.



Name of Firm: --------------------------    ------------------------------------
                                                  Authorized Signature

Address: ------------------------------     Name:
                                                  ------------------------------
---------------------------------------     Title:
                                                  ------------------------------
Area Code and
Telephone No.: ------------------------     Date:
                                                  ------------------------------

DO NOT SEND DEBENTURES WITH THIS FORM. ACTUAL SURRENDER OF DEBENTURES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.